News Release

[Fiserv Logo]

                                                   For more information contact:
                                               Leslie M. Muma, President and CEO
                                                                  (262) 879-5000

                                                          For immediate release:
                                                                  March 31, 2003



            Fiserv, Inc. Announces a One-Time Loss and One-Time Gain

     Brookfield, Wisconsin, March 31, 2003--Fiserv, Inc. (Nasdaq: FISV) announced today it incurred a one-time, after-tax realized loss of $10 million ($.05 per share) in the first quarter of 2003 in its Securities Processing Division that resulted from an apparently fraudulent trading scheme at one of its broker/dealer clients, and Fiserv also announced it sold investment securities held by the Company yielding a one-time after-tax realized gain of $10 million ($.05 per share). After reflecting these events, which together are neutral to the Company's financial results, Fiserv expects to report earnings per share for the first quarter of 2003 between $0.37 and $0.39.

     Fiserv has insurance that may cover part or all of this loss; however, no recovery amount is being recorded pending resolution of a claim. The Company also intends to pursue all recovery avenues from the broker/dealer and its principals.

     The broker/dealer client involved in the loss specialized in selling short for its own account. A recent, sharp rise in the value of a security being sold short prompted discovery of the apparently fraudulent trading scheme of the broker/dealer client. Since the broker/dealer client has gone out of business, Fiserv's Securities Processing Division acting as the clearing broker/dealer assumed, and bought securities to cover, the obligations associated with the uncovered short-trading securities positions resulting in the realized loss. Fiserv considers this loss to be highly unusual and it has not previously experienced any losses of this nature.

     Fiserv, Inc. (Nasdaq: FISV) provides industry leading information management systems and services to the financial industry worldwide including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The Company serves more than 13,000 clients, including banks, broker/dealers, credit unions, financial planners/investment


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                        Fiserv, Corporate Headquarters,
         255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
        Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979
                            Internet: www.fiserv.com
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                                                                    News Release

[Fiserv Logo]


advisers, insurance companies and agents, self-insured employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.3 billion in processing and services revenues for 2002. Fiserv can be found on the Internet at www.fiserv.com.

     The disclosure set forth above contains a forward-looking statement regarding the earnings target for the first quarter. This statement is covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statement is subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statement. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statement include, among others, changes in customers' demand for the Company's products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statement, and undue reliance should not be placed on such statement.




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                        Fiserv, Corporate Headquarters,
         255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000
        Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979
                            Internet: www.fiserv.com